Exhibit 10.10

HOST HOTELS & RESORTS, INC.

Non-Employee Directors’ Deferred Stock Compensation Plan

As Amended and Restated Effective as of February 7, 2020

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TABLE OF CONTENTS

PAGE

Article I PURPOSE AND EFFECTIVE DATE	1
1.1	Purpose1
1.2	Effective Date1
Article II DEFINITIONS	1
2.1	Committee1
2.2	Deferral Date1
2.3	Deferral Election1
2.4	Director Stock Awards1
2.5	Distribution Election1
2.6	Dividend Equivalents1
2.7	Fees1
2.8	Participant1
2.9	Plan1
2.10	Secretary2
2.11	Separation from Service2
2.12	Shares2
2.13	Special One-Time Director Stock Awards2
2.14	Specified Employee2
2.15	Stock Plan2
2.16	Stock Units2
2.17	Stock Unit Account2
Article III SHARES AVAILABLE UNDER THE PLAN	2
Article IV ADMINISTRATION	2
4.1	Plan Administration2
4.2	Administrative Duty3
4.3	Committee Authority3
Article V ELIGIBILITY	3
5.1	Eligibility3
5.2	Employment3
5.3	Stock Ownership Limits3
5.4	Director Compensation Limits3
Article VI DEFERRAL ELECTIONS IN LIEU OF CASH PAYMENT OR DIRECTOR STOCK AWARDS	3
6.1	General Rule3

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TABLE OF CONTENTS
(continued)

PAGE

6.2	Timing of Elections4
6.3	Form of Election5
6.4	Establishment of Stock Unit Account6
6.5	Credit of Dividend Equivalents6
Article VII DIRECTOR STOCK AWARDS	6
7.1	Qualification and Amount6
7.2	Vesting6
7.3	Discretionary Awards6
7.4	Cash Payment7
Article VIII SETTLEMENT OF STOCK UNITS	7
8.1	Payment Options7
8.2	Payment Timing7
8.3	Continuation of Dividend Equivalents8
8.4	In Kind Dividends8
8.5	Cash Settlement8
Article IX SPECIAL ONE-TIME DIRECTOR STOCK AWARDS	8
9.1	Special One-Time Director Stock Awards8
9.2	Vesting8
9.3	Conversion and Payment of Special One-Time Director Stock Awards8
Article X UNFUNDED STATUS	8
Article XI DESIGNATION OF BENEFICIARY	9
Article XII ADJUSTMENT PROVISIONS	9
Article XIII PLAN CONSTRUCTION	9
Article XIV GENERAL PROVISIONS	9
14.1	No Right to Continue as a Director9
14.2	No Stockholder Rights Conferred9
14.3	Change to the Plan9
14.4	Consideration10
14.5	Compliance with Laws and Obligations10
14.6	Limitations on Transferability10
14.7	Governing Law11
14.8	Plan Termination11

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Article I
PURPOSE AND EFFECTIVE DATE

Purpose

.  The Host Hotels & Resorts, Inc. Non-Employee Directors’ Deferred Stock Compensation Plan (the “Plan”) is intended to advance the interests of Host Hotels & Resorts, Inc. (the “Company”) and its stockholders by providing a means to attract and retain highly-qualified persons to serve as non-employee Directors and to promote ownership by non-employee Directors of a greater proprietary interest in the Company, thereby aligning such Directors’ interests more closely with the interests of stockholders of the Company. The Plan is an amendment and restatement of the Non-Employee Directors’ Deferred Compensation Plan that became effective as of December 15, 2009.

Effective Date

.  This amendment and restatement of the Plan shall become effective as of February 7, 2020.

Article II
DEFINITIONS

All capitalized terms used herein shall have the same meaning as used in the Host Hotels & Resorts 2009 Comprehensive Stock and Cash Incentive Plan, as amended or amended and restated from time to time (the “Stock Plan”), unless otherwise specifically provided herein.

Committee

. “Committee” shall mean the Nominating and Corporate Governance Committee of the Board, or another committee or subcommittee of the Board, as appointed by the Board.

Deferral Date

.  “Deferral Date” has the meaning set forth in Section 6.4.

Deferral Election

.  “Deferral Election” means the written election filed with the Committee in accordance with Section 6.2(a).

Director Stock Awards

.  “Director Stock Awards” means the Awards described in Article VII of this Plan.

Distribution Election

.  “Distribution Election” means the written election filed with the Committee in accordance with Section 6.2(b).

Dividend Equivalents

.  “Dividend Equivalents” means the dividend equivalents credited to a Participant’s Stock Unit Account in accordance with Section 6.5.

Fees

.  “Fees” means all or part of any retainer and/or fees payable to a non-employee Director in his or her capacity as a Director.

Participant

.  “Participant” means a Director who is not employed by the Company or its affiliates, unless otherwise determined by the Board.

Plan

. “Plan” has the meaning set forth in Section 1.1.

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Secretary

.  “Secretary” means the Corporate Secretary or any Assistant Corporate Secretary of the Company.

Separation from Service

.  “Separation from Service” means a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h).

Shares

. “Shares” means shares of the common stock of Company, par value $0.01 per share.

Special One-Time Director Stock Awards

. “Special One-Time Director Stock Awards” means the Awards described in Article IX of this Plan.

Specified Employee

.  “Specified Employee” means any Participant who is, or was at any time during the twelve-month period ending on the Company’s “specified employee identification date,” a “specified employee” of the Company (each within the meaning of Section 409A of the Code).

Stock Plan

.  “Stock Plan” has the meaning set forth in this Article II.

Stock Units

.  “Stock Units” means the credits to a Participant’s Stock Unit Account under Article VI, Article VII and Article VIII of this Plan, each of which represents the right to receive one Share upon settlement of the Stock Unit Account.

Stock Unit Account

.  “Stock Unit Account” means the bookkeeping account established by the Company pursuant to Section 6.4.

Article III
SHARES AVAILABLE UNDER THE PLAN

All Shares distributed in settlement of Stock Unit Accounts shall be issued from the Stock Plan, except with respect to Shares issued pursuant to Stock Units credited to such Stock Unit Accounts on or prior to December 31, 2009 and any Dividend Equivalents paid thereon (the “Pre-2010 Awards”), which Shares shall be distributed from the 500,000 Shares originally reserved under this Plan (the “Reserve”) until depletion of such Reserve. Upon depletion of the Reserve, Shares distributed in settlement of the Pre-2010 Awards shall be issued from the Stock Plan.  The maximum number of Shares that may be distributed in settlement of Stock Units and Dividend Equivalents credited to Stock Unit Accounts under this Plan shall not exceed the number of Shares available for issuance under the Stock Plan from time to time. Notwithstanding anything contained in this Plan to the contrary, the Special One-Time Director Stock Awards granted to Willard W. Brittain and Gordon H. Smith, as described in Article IX, shall be deemed Awards issued pursuant to the Stock Plan.

Article IV
ADMINISTRATION

Plan Administration

.  This Plan shall be administered by the Committee.  Notwithstanding the foregoing, no Director who is a Participant under this Plan shall participate

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in any determination relating solely or primarily to his or her own Shares, Stock Units or Stock Unit Account.

Administrative Duty

.  It shall be the duty of the Committee to administer this Plan in accordance with its provisions and to make such recommendations of amendments or otherwise as it deems necessary or appropriate.

Committee Authority

.  The Committee shall have the authority to make all determinations it deems necessary or advisable for administering this Plan, subject to the limitations in Section 4.1 and other explicit provisions of this Plan and the Stock Plan.

Article V
ELIGIBILITY

Eligibility

.  Each Director who is not an employee of the Company or its affiliates shall be eligible to defer Fees and Director Stock Awards under Article VI of this Plan and to receive Director Stock Awards under Article VII of this Plan.

Employment

.  If a non-employee Director subsequently becomes an employee of the Company (or any of its affiliates), but does not incur a Separation from Service, such Director shall (a) continue as a Participant with respect to Fees and Director Stock Awards previously deferred and Director Stock Awards previously granted, and with respect to Fees and Director Stock Awards payable in the calendar year in which such Director becomes an employee of the Company (or any of its affiliates), and (b) cease eligibility with respect to any further Fees and Director Stock Awards.

Stock Ownership Limits

.  Notwithstanding any other provision to the contrary, a Director shall not be eligible to participate in the Plan and shall cease to be a Participant, to the extent such Director was a Participant immediately before the application of this Section 5.3 to such Director, if the participation of such Director would violate the ownership limits set forth in Article VIII of Host Hotels & Resorts, Inc. Charter.

Director Compensation Limits

. Fees and Director Stock Awards will be subject to any annual limit on non-employee Director compensation that may be set forth in the Stock Plan from time to time.

Article VI
DEFERRAL ELECTIONS IN LIEU OF CASH PAYMENT OR DIRECTOR STOCK AWARDS

General Rule

.  Each Director may, in lieu of receipt of Fees or Director Stock Awards, defer his Fees and/or Director Stock Awards in accordance with this Article VI, provided that such Director is eligible under Article V of this Plan to defer such Fees and Director Stock Awards at the date any such Fees and Director Stock Awards are otherwise payable, as applicable.

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Timing of Elections

.

(a)Deferral Elections.

(i)Each eligible Director who wishes to defer Fees and/or Director Stock Awards under this Plan must make a written Deferral Election (except as provided in this Section 6.2(a) with respect to Newly Eligible Participants (as defined below)) prior to the start of the calendar year for which the Fees or Director Stock Awards, as applicable, would otherwise be earned, which Deferral Election shall be irrevocable as of the December 31 immediately preceding the calendar year in which the Fees or Director Stock Awards, as applicable, are earned.  Notwithstanding the foregoing, with respect to any Deferral Election made by a newly elected or appointed Director or Director who was not previously eligible to participate in the Plan and who does not participate in and has not for 24 months participated in any other nonqualified deferred compensation account balance plan that must be aggregated with the Plan pursuant to Code Section 409A (such director, a “Newly Eligible Participant”), the Deferral Election:

(A)must be filed not later than 30 days after the date of initial eligibility,

(B)shall be effective only with respect to compensation for services to be performed subsequent to the election, and

(C)shall be irrevocable once made, for all Fees and Director Stock Awards earned in that calendar year.

If a Newly Eligible Participant fails to make a Deferral Election within 30 days of initial eligibility to participate, then such Newly Eligible Participant may make an initial Deferral Election (and Distribution Election, pursuant to Section 6.2(b) below) only with respect to Fees and Director Stock Awards earned in subsequent calendar years.

A Deferral Election by a Participant shall be deemed to be continuing and therefore applicable to Fees to be paid and Director Stock Awards to be made in future years unless the Participant revokes or changes such election by filing a new Deferral Election form prior to the start of the calendar year for which the Fees or Director Stock Awards would otherwise be earned or made, as applicable. Notwithstanding any provision of the Plan to the contrary, a Deferral Election shall be automatically cancelled on the Participant’s Separation from Service and shall be without effect thereafter.

(b)Distribution Elections.  Each Participant in the Plan as of December 31, 2019 has filed a Distribution Election with respect to the form of which his Stock Unit Account shall be paid in accordance with Section 8.1, with respect to all amounts deferred on his behalf under the Plan whether before or after December 31, 2019, and such Distribution Election shall have been filed no later than December 31, 2019 and shall have become irrevocable on December 31, 2019.  Each Participant who becomes a Participant in the Plan after December 31, 2019 shall file a Distribution Election at the same time and in the same manner as the Participant’s initial Deferral Election and, unless determined otherwise by the Committee, such Distribution Election shall apply to all amounts deferred on his behalf under the Plan.  Except as

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provided in Section 6.2(c), a Participant may not change or modify his Distribution Election after it has become irrevocable.  If no Distribution Election is filed pursuant to this Section 6.2, then Section 6.3 shall apply.  Notwithstanding anything contained in this Plan to the contrary, any Participant (other than a Newly Eligible Participant) who wishes to defer his or her Director Stock Awards granted pursuant to Section 7.1 under this Plan must make a written Distribution Election (except as provided in the following sentence) prior to the start of the calendar year for which such Director Stock Awards would otherwise be earned, which Distribution Election shall be irrevocable as of the December 31 immediately preceding the calendar year in which such Director Stock Awards are earned.  Any such Distribution Election made pursuant to the immediately preceding sentence shall be deemed to be continuing and therefore applicable to Director Stock Awards to be made in future years unless the Participant revokes or changes such election by filing a new Distribution Election form prior to the start of the calendar year for which the Director Stock Awards would otherwise be earned.

(c)Modification of Distribution Elections.  Notwithstanding anything to the contrary in the Plan but subject to Section 8.2 of the Plan, to the extent permitted by the Board or the Committee, a Participant may elect to modify his or her existing election(s) as to the time and form of payment with respect to (x) all Fees deferred under the Plan, including amounts previously credited under the Plan, (y) all Director Stock Awards previously credited under the Plan and (z) any earnings on amounts specified in clauses (x) or (y) (a “Modification Election”), provided that (i) such Modification Election does not take effect until at least 12 months after the date on which it is made, (ii) in the case of an election related to a payment not described in Treasury Regulation Sections 1.409A-3(a)(2) (payment on account of disability), 1.409A-3(a)(3) (payment on account of death) or 1.409A-3(a)(6) (payment on account of an unforeseeable emergency), such Modification Election must provide for the deferral of such amount for a period of not less than 5 years from the date such payment would otherwise have been paid (or in the case of a life annuity or installment payments treated as a single payment, 5 years from the date the first amount was scheduled to be paid), (iii) any Modification Election related to a payment described in Treasury Regulation Section 1.409A-3(a)(4) (payment at a specified time or pursuant to a fixed schedule) must be made not less than 12 months before the date the payment is scheduled to be paid (or in the case of a life annuity or installment payments treated as a single payment, 12 months before the date the first amount was scheduled to be paid), and (iv) all other requirements under Code Section 409A and the Treasury Regulations thereunder (including Treasury Regulation Section 1.409A-2(b)) are met with respect to such Modification Election.  Modification Elections shall be irrevocable as of the date they are made.

Form of Election

. A Deferral Election and Distribution Election shall be made by completing and filing the specified election form with the Secretary of the Company within the applicable period described in Section 6.2. In the event Directors’ Fees or Director Stock Awards are increased or decreased during any calendar year, a Participant’s election in effect for such year will apply to the specified percentage of the applicable Directors’ Fees or Director Stock Awards, as increased or decreased.

In any situation in which the Committee is unable to determine the method of payment because of incomplete, unclear, or uncertain instructions in a Participant’s Distribution Election form, or if no such form is on file with respect to a Participant, then the Participant will be deemed to have elected a lump sum distribution.

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Establishment of Stock Unit Account

.  The Company will establish a Stock Unit Account for each Participant. All Fees and Director Stock Awards deferred under this Plan shall be credited to the Participant’s Stock Unit Account as of the date the Fees or Director Stock Awards, as applicable, would otherwise have been paid to the Participant (the “Deferral Date”) and, with respect to Fees only, converted to Stock Units as follows: The number of Stock Units shall equal the deferred Fees divided by the Fair Market Value of a Share on the Deferral Date, with fractional units calculated to at least three (3) decimal places.  The Director Stock Awards deferred under this Plan shall be converted to Stock Units in accordance with Article VII.

Credit of Dividend Equivalents

.  As of each dividend payment date with respect to Shares, each Participant shall have credited to his or her Stock Unit Account an additional number of Stock Units equal to (a) the per-share cash dividend payable with respect to a Share on such dividend payment date, (b) multiplied by the number of Stock Units held in the Stock Unit Account as of the close of business on the record date for such dividend, (c) divided by the Fair Market Value of a Share on such dividend payment date. If dividends are paid on Shares in a form other than cash, then such dividends shall be notionally converted to cash, if their value is readily determinable, and credited in a manner consistent with the foregoing formula and, if their value is not readily determinable, shall be credited “in kind” to the Participant’s Stock Unit Account.

Article VII
DIRECTOR STOCK AWARDS

Qualification and Amount

.  Participants will receive, effective immediately following the date of each annual meeting of Stockholders, an annual Director Stock Award equal to the number of Shares derived by dividing (a) the dollar value for annual Director Stock Awards for the applicable year as determined by the Board or the Committee, by (b) the Fair Market Value of a Share on the date of the Company’s annual meeting of stockholders, with fractional shares being paid in cash (except as otherwise provided below with respect to Participants who elect to receive a Director Stock Award in Stock Units). Notwithstanding any other provision of the Plan to the contrary, however, a Participant shall not be entitled to receive an annual Director Stock Award if such award would violate the ownership limits set forth in Article VIII of Host Hotels & Resorts, Inc. Charter.  If a Participant has elected to receive his Director Stock Award in the form of Stock Units, at such time as provided in Article VI of the Plan for Director Stock Awards, then the Participant shall not receive a direct issuance of Shares for the applicable year and instead his Stock Unit Account shall be credited with a number of Stock Units equal to the number of Shares that would have otherwise been issued pursuant to the Director Stock Award, except that any fractional Shares that result will be converted to fractional Stock Units, calculated to at least three (3) decimal places.

Vesting

. A Participant’s annual Director Stock Award will be fully vested and nonforfeitable when granted.

Discretionary Awards

.  In its sole discretion, the Board or Committee may grant a non-annual Director Stock Award to any Participant, which award shall be subject to any vesting requirements, as determined by the Board or Committee.  The distribution of any such award (including any Shares that are issued pursuant to such award) will be made in accordance

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with a Participant’s Distribution Election in accordance with Sections 8.1 and 8.2.  If a Participant has not made such a Distribution Election, the distribution of any such award (including any Shares that are issued pursuant to such award) to such Participant shall be made in a lump sum, unless otherwise determined by the Board or Committee on the date of grant.

Cash Payment

. Notwithstanding anything in the Plan to the contrary, in lieu of issuing Shares in respect of the Director Stock Award, the Board may, in its discretion, direct that a cash payment be made to the Participant on such terms as determined by the Board (any such Director Stock Award paid in cash, a “Director Cash Award”). If (i) a Participant has elected to receive such Participant’s Director Stock Award in the form of Stock Units and (ii) the Board has elected to pay such Director Stock Award in the form of a Director Cash Award, then the Stock Units issued to the Participant shall be treated in accordance with Section 8.5. For the avoidance of doubt, any Director Cash Award shall be paid under this Plan and no such award shall be deemed made under the Stock Plan.

Article VIII
SETTLEMENT OF STOCK UNITS

Payment Options

.  The Participant’s Distribution Election submitted pursuant to Section 6.2(b) shall specify whether the Participant’s Stock Unit Account is to be settled by delivering to the Participant (or his or her beneficiary) the number of Shares equal to the number of whole Stock Units then credited to the Participant’s Stock Unit Account, in (a) a lump sum, or (b) substantially equal annual installments over a period not to exceed ten (10) years. If, upon lump sum distribution or final distribution of an installment, less than one whole Stock Unit is credited to a Participant’s Stock Unit Account, cash will be paid in lieu of fractional shares on the date of such distribution based on the Fair Market Value of a Share on the date of payment.

Payment Timing

.  Shares payable pursuant to Section 8.1 shall be distributed to the Participant (i) in the case of Fees, (A) in a lump sum or in up to ten (10) annual installments commencing on the ninetieth (90th) day following the Participant’s Separation from Service or (B) in a lump sum or in up to five (5) annual installments to the Participant commencing on the ninetieth (90th) day following the fifth anniversary of the Participant’s Separation from Service, or (ii) in the case of Director Stock Awards, commencing (A) in a lump sum or in up to ten (10) annual installments on the ninetieth (90th) day following the Participant’s Separation from Service, (B) in a lump sum or in up to five (5) annual installments on the ninetieth (90th) day following the fifth anniversary of the Participant’s Separation from Service or (C) in a lump sum on the ninetieth (90th) day following the date that is the earlier of (i) the Participant’s Separation from Service and (ii) the third or fifth anniversary from the date of grant, in all cases, in accordance with the Participant’s Distribution Election(s).  If a Participant has elected distribution of his Stock Unit Account in installments, each subsequent installment distribution shall be made on the January 15 of each subsequent calendar year.  Notwithstanding anything in this Plan, the Stock Plan or any Distribution Election to the contrary, with respect to any Participant who is a Specified Employee at the time of such Participant’s Separation from Service, as determined in the sole discretion of the Committee, the distribution of such Shares shall, to the extent that such distribution upon a Separation from Service would be a prohibited distribution under Section 409A(a)(2)(b)(i) of the Code, be delayed until the date which is six months and one day after the date on which such Separation from Service occurs.

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Continuation of Dividend Equivalents

.  If payment of Stock Units is deferred and paid in installments, the Participant’s Stock Unit Account shall continue to be credited with Dividend Equivalents as provided in Section 6.5.

In Kind Dividends

.  If any “in kind” dividends were credited to a Participant’s Stock Unit Account under Section 6.5, such dividends shall be payable to the Participant in full on the date of the first distribution of Shares under Section 8.1.

Cash Settlement

. Notwithstanding anything in the Plan to the contrary, the Board may, in its discretion, settle Stock Units in cash. Any Stock Units issued in respect of a Director Cash Award shall be settled in cash, or, in the discretion of the Board and subject to the approval of the Company’s stockholders to the extent required by applicable law or the rules of any stock exchange on which the Shares are listed, in Shares. For the avoidance of doubt, Dividend Equivalents may be settled in cash in accordance with Section 6.5 of the Plan. Stock Units and Dividend Equivalents settled in cash shall correspond in all respects to the value of the Shares otherwise attributable to the Director Stock Award or Director Cash Award, as applicable, to which the Stock Units and Dividend Equivalents relate. For the avoidance of doubt, any Stock Units or Dividend Equivalents settled in cash shall be paid under this Plan and no such Stock Units or Dividend Equivalents shall be deemed issued under the Stock Plan.

Article IX
SPECIAL ONE-TIME DIRECTOR STOCK AWARDS

Special One-Time Director Stock Awards

.  Certain Directors received a Special One-Time Director Stock Award as follows:

Special One-Time

Name of Director Director Stock Award

Robert M. Baylis 7,000 Shares

Ann Dore McLaughlin 7,000 Shares

Willard W. Brittain5,504.7425  Shares

Gordon H. Smith5,504.7425  Shares

Vesting

. All Special One-Time Director Stock Awards are fully vested.

Conversion and Payment of Special One-Time Director Stock Awards

.  The Special One-Time Director Stock Awards were converted into Stock Units and will convert into Shares upon an eligible Participant’s Separation from Service. The Company will distribute such Shares pursuant to the Participant’s Distribution Election in accordance with Sections 8.1 and 8.2, except that Willard W. Brittain and Gordon H. Smith will receive their Shares in a lump sum.

Article X
UNFUNDED STATUS

The interest of each Participant in any Fees deferred under this Plan (and any Stock Units or Stock Unit Account relating thereto) or in any Director Stock Award or in any Special One-Time Director Stock Award shall be that of a general creditor of the Company. Stock Unit

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Accounts and Stock Units (and, if any, “in kind” dividends) credited thereto, Director Stock Awards and Special One-Time Director Stock Awards shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company.

Article XI
DESIGNATION OF BENEFICIARY

Each Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive the benefits credited to the Participant’s Stock Unit Account in the event of such Participant’s death.  The Company may rely upon the beneficiary designation last filed with the Committee, provided that such form was executed by the Participant or his or her legal representative and filed with the Committee prior to the Participant’s death.

Article XII
ADJUSTMENT PROVISIONS

In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, or similar corporate transaction or event affects Shares such that an adjustment is determined by the Board or Committee to be appropriate to prevent dilution or enlargement of Participants’ rights under this Plan, then the Board or Committee will make an adjustment, if any, determined in its sole discretion to be appropriate or necessary, in the number or kind of Shares to be delivered upon settlement of Stock Unit Accounts, Director Stock Awards or Special One-Time Director Stock Awards under Articles VII, VIII or IX.

Article XIII
PLAN CONSTRUCTION

It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule l6b-3 under the Exchange Act in the connection with the deferral of Fees and/or Director Stock Awards so that Participants will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. Any contrary interpretation of the Plan shall be avoided.

Article XIV
GENERAL PROVISIONS

No Right to Continue as a Director

.  Nothing contained in this Plan will confer upon any Participant any right to continue to serve as a Director.

No Stockholder Rights Conferred

.  Except for Dividend Equivalents, nothing contained in this Plan will confer upon any Participant any rights of a stockholder of the Company unless and until Shares are in fact converted, issued or transferred to such Participant in accordance with Articles VII, VIII or IX.

Change to the Plan

.  The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of stockholders or Participants, except that any such

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action will be subject to the approval of the Company’s stockholders at the next annual meeting of stockholders having a record date after the date such action was taken if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted or if the Board determines in its discretion to seek such stockholder approval.

To the extent applicable, this amended and restated Plan shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder.  If the Company determines that any compensation or benefits payable under this Plan do not comply with Code Section 409A and related Department of Treasury guidance, the Company shall amend the Plan or take such other actions as the Company deems necessary or appropriate to comply with the requirements of Code Section 409A while preserving the economic agreement of the parties. Any other provision of the Plan to the contrary notwithstanding, in the event that the Internal Revenue Service prevails in its claims that amounts contributed to the Plan, and/or earnings thereon, constitute taxable income to the Participant or his designated beneficiary for any taxable year of his, prior to the taxable year in which such contributions and/or earnings are distributed to the Participant or beneficiary, or in the event that legal counsel satisfactory to the Company, the trustee and the applicable Participant or beneficiary renders an opinion that the Internal Revenue Service would likely prevail in such a claim, the amount subject to such income tax shall be immediately distributed to the Participant or beneficiary.

Any such amendment, modification, cancellation, or termination of the Plan may adversely affect the rights of a Participant without the Participant’s consent.

Consideration

.  The consideration for Shares issued or delivered in lieu of payment of Fees will be the Director’s service during the period to which the Fees paid in the form of Shares related.

Compliance with Laws and Obligations

.  The Company will not be obligated to issue or deliver Shares in connection with this Plan in a transaction subject to the registration requirements of the Securities Act, or any other federal or state securities or tax law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other laws, regulations, the Company’s Charter or Bylaws, or contractual obligations of the Company, until the Company is satisfied that such laws, regulations and other obligations of the Company have been complied with in full. Certificates representing Shares delivered under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

Limitations on Transferability

.  Stock Units, Director Stock Awards, Special One-Time Director Stock Awards and any other right under the Plan that may constitute a “derivative security” as generally defined in Rule 16a-l(c) under the Exchange Act will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a Participant’s death); provided, however, that such rights may be transferred to one or more trusts or other beneficiaries during the lifetime of the

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Participant in connection with the Participant’s estate planning, but only if and to the extent then permitted under Rule 16b-3 and consistent with the terms of this Plan (including, but not limited to, the requirements of Section 5.3), the registration of the offer and sale of Shares on Form S-8 or a successor registration form of the Securities and Exchange Commission. Stock Units, Director Stock Awards, Special One-Time Director Stock Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated or otherwise encumbered, and shall not be subject to the claims of creditors.

Governing Law

.  The validity, construction and effect of the Plan and any agreement hereunder will be determined in accordance with the laws of the State of Maryland, including without limitation, the Maryland General Corporation Law, without regard to choice of law or conflict of law rules.

Plan Termination

.  Unless earlier terminated by action of the Board or Executive Committee of the Board, the Plan will remain in effect until such time as the Company has no further rights or obligations under the Plan.

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CERTIFICATE OF SECRETARY

I, the undersigned Secretary of Host Hotels & Resorts, Inc. (the “Company”), do hereby certify that the attached copy of the Host Hotels & Resorts, Inc. Non-Employee Directors’ Deferred Stock Compensation Plan, as amended and restated effective as of February 7, 2020 (the “Plan”), is a true and correct copy of the Plan and that there have been no amendments or modifications to the Plan that are not reflected in this copy.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of the Company as of the 7 day of February 2020.

/s/ Julie Aslaksen

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